Exhibit 99.1

         PPT VISION REPORTS FIRST QUARTER FISCAL 2005 FINANCIAL RESULTS

     MINNEAPOLIS, Feb. 28 /PRNewswire-FirstCall/ -- PPT VISION, Inc. (Nasdaq:
PPTV) today announced financial results for the first quarter ended January 31, 2005. Revenues for the first quarter were $1,525,000, which represents a decrease of 23% compared to revenues of $1,976,000 for the same period in fiscal 2004. The Company's net loss from continuing operations was $555,000 or $0.04 per share compared to a net loss from continuing operations in the first quarter of fiscal 2004 of $423,000 or $0.04 per share. Net loss for the first quarter, including the results of our discontinued 3D business unit was $610,000 or $0.05 per share compared to our net loss in the first quarter of fiscal 2004 of $346,000 or $0.03 per share.

     "Over the course of the first quarter, PPT completed all of the required transition activities associated with the previously announced sale of our 3D technology asset. Thus, we are now in a position to concentrate all of our resources on building up our core 2D machine vision business which is now 100% focused on our IMPACT family of machine vision micro-systems," stated Mr. Joe Christenson, President. "We are very pleased to report that our IMPACT sales grew by over 100% in the first quarter, compared to the first quarter of the prior year. This reflects the positive customer acceptance that our IMPACT product line is receiving in the marketplace, a trend we expect to continue. However, this increase was not large enough to offset the decline in sales from our legacy 2D machine vision product lines. Specifically, in the first quarter of last fiscal year we had one customer that accounted for approximately $660,000 of our revenues, representing sales of our older analog Scout systems. As we announced in November 2004, this customer is no longer purchasing these systems. When excluding these sales, our 2D machine vision revenue increased by 16% over the first quarter of last year."

     "With respect to our operating costs, we still have an opportunity to reduce our expenses by either moving to a new smaller facility, or downsizing within our existing facility. Thus far, we have not been successful in sub-leasing the unused portion of our building or in negotiating revised terms with our landlord. These efforts are continuing. Importantly, we do have a buy-out clause built into our lease, which, if we choose to exercise it, enables us to terminate our lease obligation in May, 2006."

     "Our strategy with the IMPACT product line, is now focused on three main points. First, customer-driven product development. Second, building up our network of distribution and system integration partners. And third, rolling out application specific solutions within our Inspection Builder TM software environment. As we move forward with a focused execution of this strategy and work toward removing the burden of our present real estate obligation, we believe PPT is in a good position to realize stronger future growth and profitability," concluded Mr. Christenson.

     About PPT VISION
     PPT VISION, Inc. ("the Company") designs, manufactures, and markets camera-based intelligent systems for automated inspection in manufacturing applications. The Company's products, commercially known as machine vision systems, enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's machine vision product line is sold on a global basis to end-users, system integrators, distributors and original equipment manufacturers (OEM's) primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries. The Company's Common Stock trades on the Nasdaq Small Cap Market tier of The Nasdaq Stock Market under the symbol PPTV. For more information, please see the PPT VISION, Inc. web site at http://www.pptvision.com .

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     Conference Call
     The Company has scheduled a conference call for 10:00 a.m. CST on Monday, February 28, 2005. In the conference call, the Company will discuss the results for the recent quarter and expectations with respect to future performance. The dial-in number to participate in the call is: 877-407-8214. It will also be broadcast live over the Internet by World Investor Link's Vcall. To listen live, go to http://www.vcall.com .

     A digitized replay of the first quarter conference call will be available beginning the afternoon of February 28th and until 11:59 p.m. (Eastern) on March 5th. To access the replay please use the following numbers: U.S. = 877-660-6853 or International = 201-612-7415. The replay passcodes are: Account #1628 and Conference ID #139188. The full conference call will also be available for replay at http://www.vcall.com .

     Forward Looking Statements
     The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward- looking statements.

     The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements. These statements are based upon the Company's expectations regarding a number of factors, including the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's new IMPACT machine vision micro-system, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges from fourth parties. A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking Statements" contained in its filing with the Securities and Exchange Commission on Form 10-KSB for the year ended October 31, 2004 and other reports filed with the Securities and Exchange Commission.

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PPT VISION, Inc.
Condensed Statements of Operations (Unaudited)
(In thousands, except share and per share data)

                                                        Three Months Ended
                                                            January 31,
                                                   ----------------------------
                                                       2005            2004
                                                   ------------    ------------
Revenue                                            $      1,525    $      1,976
Cost of sales                                               729           1,073
Gross profit                                                796             903

Operating expenses:
  Sales and marketing                                       686             634
  General and administrative                                291             282
  Research and development                                  374             410
Total operating expenses                                  1,351           1,326

Loss from operations

  Loss from continuing operations                          (555)           (423)
  Income (loss) from discontinued operations                (55)             77
Net loss                                           $       (610)   $       (346)

Basic and diluted loss per share:
  Loss from continuing operations                  $      (0.04)   $      (0.04)
  Income (loss) from discontinued operations       $      (0.01)   $       0.01
Net loss                                           $      (0.05)   $      (0.03)
Shares used to compute basic and diluted
 loss per share                                      11,983,172      11,802,796



PPT VISION, Inc.
Condensed Balance Sheets
(In thousands)

                                                    January 31,     October 31,
                                                       2005            2004
                                                   ------------    ------------
                                                    (Unaudited)
                     ASSETS
Current assets
  Cash and cash equivalents                        $      2,254    $      2,617
  Accounts receivable, net                                1,485           1,912
  Inventories                                             1,173             977
  Other current assets                                      221             243
  Net assets of discontinued operations                       -             200
    Total current assets                                  5,133           5,949
Fixed assets, net                                           293             323
Intangible assets, net                                      149             162
    Total assets                                   $      5,575    $      6,434

      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses            $      1,232    $      1,457
  Deferred revenue                                           27              54
    Total current liabilities                             1,259           1,511
    Total shareholders' equity                            4,316           4,923
    Total liabilities and shareholders' equity     $      5,575    $      6,434

SOURCE  PPT VISION, Inc.
    -0-                             02/28/2005
    /CONTACT: Timothy C. Clayton, Chief Financial Officer of PPT VISION, Inc., +1-952-996-9500, ir@pptvision.com /
    /Web site:  http://www.pptvision.com /